Exhibit (j)(2)

CONSENT OF COUNSEL

We consent to the reference to our firm under the heading “Legal Counsel” in Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A of The Henssler Funds, Inc., as filed with the Securities and Exchange Commission on or about August 28, 2015.

/s/ Paul Hastings LLP
PAUL HASTINGS LLP

Atlanta, Georgia
August 28, 2015